QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.4

Ref.: 1808.19066

November 1, 2013

United States Securities & Exchange Commission

Re:	Registration Statement dated November 1, 2013 (the "Registration Statement") of Canadian Natural Resources Limited

Dear Sirs:

We are a firm of independent petroleum consultants of Calgary, Alberta having prepared evaluation reports entitled "Evaluation of the P&NG Reserves of Canadian Natural Resources Limited in North America (as of December 31, 2012), "Evaluation of the P&NG Reserves of CNR International in the North Sea, United Kingdom and Offshore West Africa (as of December 31, 2012), all dated March 6, 2013 (the "Reports"); of certain oil and gas properties of Canadian Natural Resources Limited.

We refer to the Registration Statement dated November 1, 2013 relating to the offering of Debt Securities from time to time by Canadian Natural Resources Limited and hereby consent to the reference to our firm under the heading "Experts" and to the use of our Reports which are incorporated by reference in the Registration Statement on Form F-10, filed with the Securities and Exchange Commission.

Sincerely,
SPROULE INTERNATIONAL LIMITED Nora T. Stewart, P.Eng. Vice-President, Canada and Partner

NTS:nmt
W:\1808\19066\INTERNATIONAL\NTS-10-15-2013-RS.DOC

QuickLinks

  Exhibit 5.4